As filed with the Securities and Exchange Commission on April 16, 2020.

Registration No. 333-236274

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

eWELLNESS HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	9082	90-1073143
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

333 Las Olas Way, Suite 100

Ft. Lauderdale, FL 33301

Phone: (855) 470-1700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Darwin Fogt

Chief Executive Officer

333 Las Olas Way, Suite 100

Ft. Lauderdale, FL 33301

Phone: (855) 470-1700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

The Lonergan Law Firm, LLC

Lawrence R. Lonergan, Esq.

96 Park Street

Montclair, NJ 07042

(973) 641-4012

 Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [  ]

If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Units consisting of shares of Series B Preferred Stock, par value $0.001 per share, and Warrants to purchase shares of Common stock, par value $0.001 per share	2,000,000	$25.00	$50,000,000
Shares of Series B Preferred Stock, included as part of the Units	2,000,000
Common stock Purchase Warrants to purchase common stock, included as part of the Units (2)	10,000,000
Shares of Common stock, par value $0.001 per share, issuable upon exercise of the Warrants (3)(4)	10,000,000	$3.00	$30,000,000
Total	22,000,000		$80,000,000	$10,384

(1)	Calculated pursuant to Rule 457(a) based on an estimate of the proposed maximum aggregate Offering price.
(2)	In accordance with Rule 457(i) promulgated under the Securities Act, because the shares of our common stock underlying the Warrants are registered hereby, no separate registration fee is required with respect to the Warrants registered hereby.
(3)	We are issuing five (5) Common stock Purchase Warrants (the “Warrants”) each exercisable to purchase one (1) share of our common stock as part of the units offered hereunder (the “Units”). Each Unit consists of: (i) one (1) share of 13% Series B Preferred Cumulative Redeemable Perpetual Preferred Stock (“Series B Preferred”); and (ii) five (5) Warrants. The Warrants are exercisable for a period of five (5) years from the date of issuance at a price of $3.00 per share.
(4)	No additional registration fee is payable pursuant to Rule 457(g) promulgated under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (the “Securities Act”), or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

eWellness Healthcare Corporation is filing this Amendment No. 4 to its Registration Statement on Form S-1 (File No. 333-236274) as an exhibit-only filing in order to refile Exhibits 23 and 5.1, as indicated in Item 16 of Part II of the Registration Statement. This Amendment No. 4 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, Part I, the form of prospectus, has been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the Company) that we may incur in connection with the securities being registered hereby.

Offering Expenses
SEC registration fee		$6,490
FINRA filing fee		$31,000
Printing expenses		$1,000
Legal fees and expenses		$50,000
Accounting fees and expenses	$
Miscellaneous	$
Total		$100,000

Item 14. Indemnification of Directors and Officers.

Our articles of incorporation, by-laws and director indemnification agreements provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the Company or, in the case of a director, is or was serving at our request as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by the Nevada General Corporation Law against all expense, liability and loss reasonably incurred or suffered by such.

Section 145 of the Nevada General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the Nevada General Corporation Law, Article Seven of our articles of incorporation eliminates the liability of a director to us for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

● from any breach of the director’s duty of loyalty to us;

● from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

● under Section 174 of the Nevada General Corporation Law; and

● from any transaction from which the director derived an improper personal benefit.

We have entered into indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in the Bylaws, and we intend to enter into indemnification agreements with any new directors and executive officers in the future.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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Item 15. Recent Sales of Unregistered Securities.

Information regarding any equity securities we have sold during the period covered by this Report that were not registered under the Securities Act of 1933, as amended, is set forth below. Each such transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) of the Securities Act or Rule 506 of Regulation D promulgated by the SEC, unless otherwise noted. Unless stated otherwise: (i) the securities were offered and sold only to accredited investors; (ii) there was no general solicitation or general advertising related to the offerings; (iii) each of the persons who received these unregistered securities had knowledge and experience in financial and business matters which allowed them to evaluate the merits and risk of the receipt of these securities, and that they were knowledgeable about our operations and financial condition; (iv) no underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with the transactions; and, (v) each certificate issued for these unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

On February 12, 2020, FINRA approved a 50:1 reverse split for the Company’s common stock. Consequently, all common shares have been adjusted as if the reverse split was completed at the beginning of the year ended December 31, 2018.

Sales of Unregistered Securities in 2019:

On February 7, 2019, the Company executed an amendment to a contract executed on April 8, 2018 for twelve months for consulting services. The Company issued 5,000 shares of common stock at the signing of the contract valued at $30,750 that is being amortized over the life of the contract.

On March 22, 2019, the Company issued 65,217 shares of common stock to an institutional investor as part of a promissory note for the first tranche payment. These shares are returnable if the Company repays the promissory note before the maturity date. The value of these shares is $375,000 which was recorded as prepaid until the six-month maturity has passed. The Company also issued 20,000 shares of common stock to the institutional investor as a commitment fee. The value of these shares is $115,000.

On April 2, 2019, the Company issued 16,000 shares of common stock pursuant to a capital call notice in relation to an Equity Purchase Agreement dated June 18, 2018. The capital call totaled $59,100.

On May 17, 2019, the Company executed a contract for three months for consulting services. The Company issued 10,000 shares of common stock at the signing of the contract valued at $53,000 that is being amortized over the life of the contract. The contract further indicated that another 10,000 shares were to be issued at the end of three months. The Company issued the second 10,000 shares of common stock on August 20, 2019. The value of the shares is $31,200 and was expensed.

On July 10, 2019, the Company issued 53,846 shares of common stock to an institutional investor as part of a promissory note for the second tranche payment. These shares are returnable if the Company repays the promissory note before the maturity date. The value of these shares is $167,462 which was recorded as prepaid until the six-month maturity has passed.

On September 30, 2019, the Company issued 80,000 shares of common stock to an institutional investor as part of a promissory note for the third and final tranche payment. These shares are returnable if the Company repays the promissory note before the maturity date. The value of these shares is $280,000 which was recorded as prepaid until the six-month maturity has passed.

On September 25, 2019, the Company executed a contract for six months for consulting services. The contract included the issuance of 5,000 shares of common stock. The value of these shares is $13,750 which was recorded as prepaid and is being amortized over the life of the contract.

On September 30, 2019, the Company issued 80,000 shares of common stock to an institutional investor as part of a promissory note for the third and final tranche payment. These shares are returnable if the Company repays the promissory note before the maturity date. The value of these shares is $280,000 which was recorded as prepaid until the six-month maturity has passed.

On October 3, 2019, the Company executed a contract for twelve months for consulting services. The contract included the issuance of 16,000 shares of common stock. The value of these shares is $26,000 which was recorded as prepaid and is being amortized over the life of the contract.

During the year ended December 31, 2019, the Company issued 117,500 shares of common stock to consultants for services rendered in accordance to consulting agreements. The value of these shares is $480,685.

During the year ended December 31, 2019, the Company issued 8,225,381 shares of common stock for debt conversion totaling $1,955,557 which includes $1,776.901 principal, $157,756 accrued interest and $20,900 financing fees.

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Sales of Unregistered Securities in 2018:

In June 2018, the Company executed an Equity Purchase Agreement with an institutional investor within which the investor agrees to purchase up to $1,500,000 of the Company’s common stock, par value $0.001. As an inducement to the investor to enter into the agreement, the Company issued 20,000 restricted shares of common stock to the investor valued at $70,000.

During the year ended December 31, 2018, the Company issued 80,000 shares of common stock for settlement of a complaint filed in the United States Federal District Count (see Footnote 7). The debt settled totaled $236,869 which includes $56,817 of accrued interest.

During the year ended December 31, 2018, the Company issued 106,000 shares of common stock for consulting services for a value of $512,115.

During the year ended December 31, 2018, the Company issued 52,000 shares of common stock for consulting services. The weighted average price of these shares was $5.00. The value of these shares is $239,300 and is being amortized over the life of the contracts ranging from six to twelve months.

During the year ended December 31, 2018, the Company issued 625,714 shares of common stock for debt conversion. The total debt conversion was $1,284,582 principal and $172,200 of accrued interest.

During the year ended December 31, 2018, the Company issued 49,377 shares of common stock for financing costs relating to convertible debt. The value of the financing costs was $127,374.

During the year ended December 31, 2018, the Company issued 348,000 shares of common stock to officers, directors and consultants per our 2018 Equity Incentive Plan adopted on January 2, 2018. The value of the shares issued was $1,566,000, of which $1,215,912 was recorded as a reduction of contributed capital.

Sales of Unregistered Securities in 2017:

In January 2017, 27,266 warrants were exercised under a cashless exercise and 26,722 shares of common stock were issued.

On January 19, 2017, the Company issued 28.000 shares of common stock for extinguishment of accounts payable for a value of $49,000.

On March 29, 2017, the Company issued 2,000 shares of common stock to a related party for extinguishment of accounts payable for a value of $35,000.

On April 1, 2017, the Company issued 505,618 shares of common stock to a related party for extinguishment of accounts payable for a value of $225,000. These shares relate to a contract leasing the telemedicine platform from Bistromatics, a company owned by our CTO.

During the year ended December 31, 2017, the Company issued 66,812 shares of common stock for consulting services for a value of $355,880.

During the year ended December 31, 2017, the Company issued 100,500 shares of common stock for consulting services. The weighted average price of these shares was $4.00. The value of these shares is being amortized over the life of the contracts ranging from six to twelve months.

During the year ended December 31,2017, the Company issued 1,070,691 shares of common stock for debt conversion. The total debt conversion was $797,913 principal and $45,192 of accrued interest.

The securities issued have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Registrant’s issuance of the above restricted securities was in reliance upon the exemption from registration pursuant to Section 4(2) and Regulation S promulgated by the SEC under the Act. Unless stated otherwise: (i) the securities were offered and sold only to accredited investors; (ii) there was no general solicitation or general advertising related to the Offerings; (iii) each of the persons who received these unregistered securities had knowledge and experience in financial and business matters which allowed them to evaluate the merits and risk of the receipt of these securities, and that they were knowledgeable about our operations and financial condition; (iv) no underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with the transactions; and, (v) each certificate issued for these unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

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Item 16. Exhibits and Financial Statements.

(b) Exhibits

Exhibit No.	Description
3.1(a)	Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 4.1 to the Form 8-K/A filed on August 6, 2014)
3.2	Bylaws (Incorporated by reference to Exhibit 3(b) to the Registration Statement on Form S-1 filed on May 15, 2012)
5.1	Legal Opinion of the Lonergan Law firm, LLC dated April 9, 2020, filed herewith.
10.24	Registrant’s Rule 10b5-1-Equity Only, dated January 1, 2019, Incorporated by reference to Exhibit 10.25 to the Registration Statement on Form 10-K filed on March 27, 2019).
10.25	Registrant’s 2018 Employee Incentive Plan, dated January 1, 2018, Incorporated by reference to Exhibit 10.25 to the Registration Statement on Form 10-K filed on March 27, 2019).
10.28	Cooperation Agreement dated September 17, 2018, between Phzio USA, Inc. and First MCO, (Incorporated by reference to Exhibit 10.24 to the Company’s Current Report on Form 8-K filed on September 27, 2018)
10.29	Certificate of Designation of Series A Voting Preferred Stock, filed with the Company’s Registration Statement on Form s-1 on February 5, 2020.
10.30	Certificate of Designation of 13% Series B Cumulative Redeemable Perpetual Preferred Stock, filed with the Company’s Registration Statement on Form S-1 on February 5, 2020.
10.31.2	Form of Placement Agent Agreement, filed with Amendment No. 3 to this Registration Statement on April 9, 2020.
10.32	Form of Warrant Agreement filed with Amendment No. 2 to this Registration Statement on March 30, 2020.
23	Auditor’s Consent dated April 16, 2020, filed herewith.

The list of exhibits in the Index to Exhibits to this Registration Statement is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum Offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate Offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A) Paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S–1 (§ 239.11 of this chapter), Form S–3 (§ 239.13 of this chapter), Form SF–3 (§ 239.45 of this chapter) or Form F–3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement, or, as to a registration statement on Form S–3, Form SF–3 or Form F–3, is contained in a form of prospectus filed pursuant to § 230.424(b) of this chapter that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

(4) [Intentionally omitted]

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(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§ 230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an Offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the Offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (§ 230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an Offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(iii) If the registrant is relying on § 230.430D of this chapter:

(A) Each prospectus filed by the registrant pursuant to § 230.424(b)(3) and (h) of this chapter shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(B) Each prospectus required to be filed pursuant to § 230.424(b)(2), (b)(5), or (b)(7) of this chapter as part of a registration statement in reliance on § 230.430D of this chapter relating to an Offering made pursuant to § 230.415(a)(1)(vii) or (a)(1)(xii) of this chapter for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 (15 U.S.C. 77j(a)) shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the Offering described in the prospectus. As provided in § 230.430D of this chapter, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary Offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the Offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the Offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the Offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the Offering made by the undersigned registrant to the purchaser.

(7) If the registrant is relying on § 230.430D of this chapter, with respect to any Offering of securities registered on Form SF–3 (§ 239.45 of this chapter), to file the information previously omitted from the prospectus filed as part of an effective registration statement in accordance with § 230.424(h) and § 230.430D of this chapter.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment no. 4 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ft. Lauderdale, State of Florida on April 16, 2020.

eWELLNESS HEALTH CORPORATION

By:	/s/ Darwin Fogt
Darwin Fogt
Chief Executive Officer (Principal Executive Officer)

By:	/s/ David Markowski
David Markowski
Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas MacLellan	Chairman of the Board	April 16, 2020
Douglas MacLellan

/s/ Darwin Fogt	Chief Executive Officer (Principal Executive Officer) and	April 16, 2020
Darwin Fogt	Director

/s/ David Markowski	Chief Financial Officer (Principal Financial and Principal	April 16, 2020
David Markowski	Accounting Officer) and Director

/s/ Curtis Hollister	Chief Technology Officer and Director	April 16, 2020
Curtis Hollister

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